CHEMBIO ENTERS AGREEMENTS WITH RVR IN SOUTHEAST ASIA
Agreements Provide Access to New Markets & Potential Cost-Effective Supplier

MEDFORD, N.Y., February 12, 2014 - Chembio Diagnostics, Inc. (NASDAQ:CEMI), a leader in point-of-care ("POC") diagnostic tests for infectious diseases, announced today that it has entered into two agreements with RVR Diagnostics SDN BHD ("RVR"), a privately-held company in Malaysia.  The agreements support Chembio's strategy of establishing a market presence in Asia, in collaboration with RVR as a licensee, distributor, and contract manufacturer.  The agreements grant exclusive distribution rights to RVR in certain countries in the region and enable RVR to manufacture Chembio's DPP® HIV 1/2 Assay and DPP® HIV-Syphilis Assay and potentially other products developed by Chembio incorporating its patented DPP® technology.
The agreements consist of a technology transfer, license and distribution agreement ("License Agreement") and also a contract manufacturing agreement ("Manufacturing Agreement").  Under the License Agreement, the parties will collaborate to allow RVR to manufacture the licensed products so that distribution activities can begin in 2015. In consideration for this work, Chembio will receive a non-refundable signature fee and, approximately one year later, a contingent fee upon validation of the transfer activity milestones.  RVR will distribute the products in the exclusive markets under license from Chembio subject to a royalty and continuing supply of reagents.  RVR is required to manufacture the DPP® HIV 1/2 Assay product in accordance with Chembio's FDA-approved specifications and plans to register its facility with the FDA.
The Manufacturing Agreement will enable Chembio to source products from RVR's facility for shipment to Chembio's customers that are outside RVR's exclusive territory. This will provide Chembio with a new, strategically located and cost-effective capacity that will be important in serving a number of global markets including the rapidly growing Asian markets.
RVR was established in 2010 with the goal of becoming a leading supplier and distributor of high quality point-of-care diagnostic products in Asia.  RVR has been capitalized with a combination of private investment, public grants and research support from the National University of Malaysia, the country's premier university.
Javan Esfandiari, Chembio's SVP of Research & Development remarked, "We look forward to collaborating with RVR on our patented DPP® technology to support our strategy of growth in Asia, as well as RVR's commitment to provide high quality POC technology in the Asia market."

Avijit Roy, President of RVR commented, "We look forward to an exciting and bright future with Chembio in serving the Asia market."
About Chembio Diagnostics
Chembio Diagnostics, Inc. develops, manufactures, licenses and markets proprietary rapid diagnostic tests in the growing $10 billion point-of-care testing market. Chembio's two FDA PMA-approved, CLIA-waived, rapid HIV tests are marketed in the U.S. by Alere, Inc. Chembio markets its HIV STAT-PAK® line of rapid HIV tests internationally to government and donor-funded programs directly and through distributors. Chembio has developed a patented point-of-care test platform technology, the Dual Path Platform (DPP®) technology, which has significant advantages over lateral-flow technologies. This technology is providing Chembio with a significant pipeline of business opportunities for the development and manufacture of new products based on DPP®. Headquartered in Medford, NY, with approximately 200 employees, Chembio is licensed by the U.S. Food and Drug Administration (FDA) as well as the U.S. Department of Agriculture (USDA), and is certified for the global market under the International Standards Organization (ISO) directive 13.485. For more information, please visit: www.chembio.com.
Forward-Looking Statements
Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended. Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management. Such statements are estimates only, reflect management's current views, are based on certain assumptions, and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to, Chembio's ability to obtain additional financing, to obtain regulatory approvals in a timely manner, as well as  and the demand for Chembio's products. Chembio undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Chembio's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Factors that may impact Chembio's success are more fully disclosed in Chembio's most recent public filings with the U.S. Securities and Exchange Commission.

CONTACTS:	Chembio Diagnostics
Susan Norcott
(631) 924-1135, ext. 125
snorcott@chembio.com

Vida Strategic Partners (investors)
Stephanie C. Diaz
(415) 675-7401
sdiaz@vidasp.com